Exhibit 99.1

Zentalis Pharmaceuticals Announces Executive Leadership Changes Supporting Planned Registrational Clinical Studies of Azenosertib

Julie Eastland appointed Chief Executive Officer, President and Director
Ingmar Bruns, M.D., appointed Chief Medical Officer
Scott Myers appointed to the Board of Directors as Chairperson

SAN DIEGO — November 13, 2024 — Zentalis® Pharmaceuticals, Inc. (Nasdaq: ZNTL), a clinical-stage biopharmaceutical company discovering and developing clinically differentiated small molecule therapeutics targeting fundamental biological pathways of cancers, today announced changes to its executive leadership team to support the Company as it plans and executes registrational studies for its lead product candidate, azenosertib.

Julie Eastland has been appointed Chief Executive Officer, President and Director, succeeding Kimberly Blackwell, M.D., who will remain as a strategic advisor to the Board of Directors. Ms. Eastland is an accomplished biopharmaceutical executive with substantial leadership experience operating late-stage oncology companies. She previously served as Chief Executive Officer at Harpoon Therapeutics until the company’s acquisition by Merck in early 2024. In addition to Ms. Eastland’s appointment, Ingmar Bruns, M.D., has been appointed Chief Medical Officer. The Company also announced that Scott Myers has been appointed as Chairperson of the Zentalis Board of Directors.

"I am honored to join Zentalis during this exciting period as we execute azenosertib clinical development activities that, we believe, could support an accelerated approval,” said Julie Eastland, incoming Chief Executive Officer of Zentalis. “The azenosertib clinical results generated to date are compelling, and we believe this investigational medicine has the potential to become an important new treatment option for a significant segment of patients living with gynecological cancers. I look forward to working alongside the entire Zentalis team and Board, highly accomplished industry experts with a track record of successfully moving medicines through late-stage development and into commercialization.”

Ms. Eastland continued: “We plan to proceed with a sharp focus on the advancement of azenosertib, taking necessary actions to ensure the Company has the resources to successfully proceed forward. Our priorities are clear – we will work to rapidly initiate and complete the studies needed to obtain regulatory authority approval to get azenosertib to patients, and we will operate in a capital efficient manner in order to maximize shareholder value. In January 2025, we plan to host an investor event, where we will share updated azenosertib clinical data and a regulatory update, including plans for registration-intent studies.”

Kimberly Blackwell, M.D., added: “I am proud of our accomplishments advancing the development of azenosertib. We have administered azenosertib to approximately 800 patients with a variety of serious cancers in the clinic, as both a monotherapy and in combination with other modalities, and we’ve generated a substantial body of efficacy and safety data that inform further development. I believe that these data, in conjunction with the results of the pending studies, will ultimately support the approval of azenosertib as an entirely novel treatment option for gynecological cancers. I look forward to continuing to contribute and advise on the development of azenosertib.”

“On behalf of the Board, we would like to thank Dr. Blackwell for her meaningful contributions to Zentalis and her efforts advancing the azenosertib clinical program,” said Scott Myers, incoming Chairperson of the Zentalis Board of Directors. “We would also like to express our deep appreciation to Dave Johnson for his many contributions as a highly productive chairperson and in supporting the organization during this period of growth. I look forward to working with him on the Board going forward.”

Executive and Board Chairperson Biographies
Julie Eastland served as the Chief Executive Officer and President of Harpoon Therapeutics, a publicly traded clinical stage oncology company, from November 2021, and a member of its Board of Directors from October 2018, until its acquisition by Merck Sharpe & Dohme in March of 2024. Ms. Eastland previously served as Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics, a privately held genetics medicine company. Prior to ReCode, she served as Chief Financial Officer and Chief Business Officer of Rainier Therapeutics, a privately held biopharmaceutical company focused on bladder cancer. Before Rainier, she was Chief Financial Officer and Chief Business Officer of Cascadian Therapeutics, a publicly traded oncology company acquired by Seattle Genetics in 2018. Prior to Cascadian, Ms. Eastland served as Chief Financial Officer and Vice President of Finance and Operations of VLST Corporation, a privately held biotechnology company, and held various financial and strategic management positions at publicly traded biotechnology companies including Dendreon and Amgen. Ms. Eastland is an independent director of Dynavax Technologies Corporation, Lantheus, and Seismic Therapeutic. Ms. Eastland received an M.B.A. from Edinburgh University Management School and a B.S. in finance from Colorado State University.
Scott Myers has worked in the global pharmaceutical and medical technology industries for nearly three decades. Mr. Myers was Chief Executive Officer, President and Director of Viridian Therapeutics, a publicly traded biotechnology company, until November 2023. He was previously Chief Executive Officer and served on the Board of Directors of AMAG Pharmaceuticals, where he led its turnaround and strategic sale to Covis Pharma, S.à.r.l., a pharmaceutical company. Mr. Myers served as Chief Executive Officer and Chairman of the Board of Directors of Rainier Therapeutics. Mr. Myers led Rainier’s asset sale of vofatamab to Fusion Pharmaceuticals. Prior to Rainier, Mr. Myers served as Chief Executive Officer, President and Director of Cascadian Therapeutics from April 2016 through its acquisition by Seattle Genetics. Mr. Myers serves as Chairperson of the Boards of Directors of Convergent Therapeutics and Dynavax Technologies Corporation. Mr. Myers previously served on the Boards of Directors of Harpoon Therapeutics, Selecta Biosciences, Trillium Therapeutics, and Ironshore Pharmaceuticals. Mr. Myers holds a B.A. in biology from Northwestern University and an M.B.A. from the Graduate School of Business (Booth) at the University of Chicago.
Ingmar Bruns, M.D., brings two decades of hematology and oncology experience as a physician and scientist. Dr. Bruns served as Chief Medical Officer of Trillium Therapeutics, a publicly traded clinical stage oncology company, through its acquisition by Pfizer in November 2021, after which he served in clinical development roles at Pfizer, most recently as Development Head, Hematologic Malignancies, Pfizer Global Product Development. Dr. Bruns previously served as the Senior Vice President and Head of Clinical Development at Pieris Pharmaceuticals, a publicly traded clinical stage biotechnology company, where he built and led the clinical development organization. From 2013 through 2017, Dr. Bruns led clinical development of several high priority oncology assets at Bayer Pharmaceuticals. Previously, Dr. Bruns served as an attending hematologist and oncologist as well as a physician-scientist at the

University Hospital of Dusseldorf in Germany and Albert Einstein College of Medicine in New York. Dr. Bruns has authored over 50 publications in the field of hematology and oncology, including several lead authorships in high impact journals such as Nature Medicine, Blood and Leukemia. He received his M.D. and Ph.D. from the University of Lubeck in Germany.
About Zentalis Pharmaceuticals
Zentalis® Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company discovering and developing clinically differentiated small molecule therapeutics targeting fundamental biological pathways of cancers. The Company’s lead product candidate, azenosertib (ZN-c3), is a potentially first-in-class and best-in-class WEE1 inhibitor for advanced solid tumors. Azenosertib is being evaluated as a monotherapy and in combination across multiple clinical trials and has broad franchise potential. In clinical trials, azenosertib has been well tolerated and has demonstrated anti-tumor activity as a single agent across multiple tumor types and in combination with several chemotherapy backbones. As part of its azenosertib clinical development program, the Company is exploring enrichment strategies targeting tumors of high genomic instability, such as Cyclin E1 positive tumors, homologous recombination deficient tumors and tumors with oncogenic driver mutations. The Company is also leveraging its extensive experience and capabilities across cancer biology and medicinal chemistry to advance its research on protein degraders. Zentalis has operations in San Diego.

For more information, please visit www.zentalis.com. Follow Zentalis on X/Twitter at @ZentalisP and on LinkedIn at www.linkedin.com/company/zentalis-pharmaceuticals.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the registrational studies of azenosertib; clinical development activities for azenosertib and data that could support accelerated approval; the potential of azenosertib; the Company’s plans to advance azenosertib, including initiating and completing studies to obtain approval; the Company’s plans to operate in a capital efficient manner in order to maximize shareholder value; the Company’s plans for an investor event and the timing thereof; and expected contributions from team members. The terms “believe,” “goal,” “intend,” “look forward,” “plan,” “potential,” and “will” and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our limited operating history, which may make it difficult to evaluate our current business and predict our future success and viability; we have and expect to continue to incur significant losses; our need for additional funding, which may not be available; our plans, including the costs thereof, of development of any diagnostic tools; our substantial dependence on the success of our lead product candidate, azenosertib; the outcome of preclinical testing and early trials may not be predictive of the success of later clinical trials; failure to identify additional product candidates and develop or commercialize marketable products; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process or ongoing regulatory obligations; failure to obtain U.S. or international marketing approval; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties; effects of significant competition; the possibility of system failures or security breaches; risks relating to intellectual property; our ability to attract, retain and motivate qualified personnel, and risks relating to management transitions; significant costs as a result of operating as a public company; and the other important factors discussed under the caption “Risk Factors” in our most recently filed periodic report on Form 10-K or 10-Q and subsequent filings with the U.S. Securities and Exchange Commission (SEC) and our other filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

ZENTALIS® and its associated logo are trademarks of Zentalis and/or its affiliates. All website addresses and other links in this press release are for information only and are not intended to be an active link or to incorporate any website or other information into this press release.

Contact:
Elizabeth Pingpank Hickin
ehickin@zentalis.com
860-463-0469